UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 11, 2005
ARTISTdirect, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-30063 (Commission File Number)	95-4760230 (I.R.S. Employer Identification Number)

10900 Wilshire Boulevard, Suite 1400, Los Angeles, California (Address of principal executive offices)		90024 (Zip Code)
Registrant’s telephone number, including area code: (310) 443-5360
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Amendment to Employment Agreement
     On October 11, 2005, ARTISTdirect, Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to the Employment Agreement (the “Employment Agreement”) between the Company and Jonathan V. Diamond, the Company’s Chief Executive Officer. The Amendment revised the vesting provisions of Mr. Diamond’s stock options, such that 1,045,000 (or 37.95723%) of such stock options vest at the rate of 1/3rd per year over a three-year period and the remaining 1,708,098 (or 62.04277%) of such options vest upon the achievement of various financing milestones. All other provisions of the Employment Agreement were unchanged. The Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired — Not applicable.

(b)	Pro Forma Information — Not applicable.

(c)	Shell Company Transactions — Not applicable.

(d)	Exhibits –
     A list of exhibits required to be filed as part of this report is set forth in the Index to Exhibits, which immediately precedes such exhibits, and is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTISTdirect, Inc. (Registrant)
Date: October 12, 2005	By:	/s/ ROBERT N. WEINGARTEN
Robert N. Weingarten
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

10.1	Amendment No. 1 to Employment Agreement between the Registrant and Jon Diamond dated October 11, 2005